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                                                                    EXHIBIT 10.3

     The Registrant has entered into a Collateral Assignment Split Dollar Insurance Agreement in the form attached hereto with Harold M. Messmer, Jr., M. Keith Waddell, Paul F. Gentzkow, Robert W. Glass, Steven Karel and Barbara J. Forsberg. Pursuant to Instruction 2 to Item 601 of Regulation S-K, the individual agreements are not being filed.

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                       COLLATERAL ASSIGNMENT SPLIT DOLLAR
                               INSURANCE AGREEMENT


     THIS AGREEMENT is made the 15th day of November, 1996, by and between Robert Half International Inc. (hereinafter called "the Corporation") and __________ (hereinafter called the "Trust").

     WHEREAS, _____________ ("the Employee") is a valued employee of the Corporation, and the loss of Employee would impair the Corporation's operations;

     WHEREAS, in order to retain the services of Employee, the Corporation is willing to enter into a split dollar plan with the Trust so that it may carry insurance on Employee's life;

     WHEREAS, the Trust will be on the owner of the policy of insurance on the Employee's life acquired pursuant to the terms of this Agreement and the policy will be assigned to the Corporation as security for the repayment of all or part of the amounts which the Corporation will contribute toward payment of the premiums due on the policy;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed between the parties as follows:

     1. APPLICATION FOR INSURANCE. The Trust will apply to ITT Hartford Life and Annuity Insurance Company ("Hartford") for a policy on Employee's life in the face amount of $_______ and the Trust and the Employee will do everything reasonably necessary to cause the policy to be issued. When the policy is issued, the policy number, face amount, and policy of insurance shall be recorded on Schedule A attached hereto and the policy of insurance shall then be subject to the terms of this Agreement.

     2. OWNERSHIP OF INSURANCE. The Trust shall be the owner of the policy on Employee's life acquired pursuant to the terms of this Agreement, and the Trust may exercise all the rights of ownership with respect to the policy except as otherwise hereinafter provided. Notwithstanding the terms of the policy, the Trust hereby agrees that at least 25% of the policy's cash value shall at all times be invested in one or more of the policy's bond funds.

     3. PAYMENT OF PREMIUMS ON POLICY. The Trust will pay Hartford the portion of the annual premium that is equal to the value of the "economic benefit" of the life insurance protection that would otherwise be imputed income for federal income tax purposes to the Employee for the year, i.e., the cost of such protection determined using the lesser of the IRS' "P.S. 58 rates" (or such successor rates) or Hartford's term insurance rates. The Corporation will pay Hartford the balance of the annual premium.

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Each year the Corporation shall provide a written statement to the Trust showing the Corporation's current contribution to Hartford and its aggregate contributions.

     4. COLLATERAL ASSIGNMENT OF POLICY. The Trust hereby collaterally assigns the policy on Employee's life, acquired pursuant to the terms of this Agreement, to the Corporation as security for the obligations under Sections 6, 7 and 8 hereof. This collateral assignment will not be altered or changed without the consent of the Corporation.

     5. SURRENDER OR TERMINATION OF POLICY. Subject to Section 7, while this Agreement is in force and effect, the Trust will neither sell, surrender nor otherwise terminate the policy on Employee's life, acquired pursuant to the terms of this Agreement, without the Corporation's consent.

     6. DEATH CLAIMS.

     (a) When the Employee dies, the Corporation shall be entitled to receive from the policy an amount equal to the lesser of (i) the aggregate amount of its contributions pursuant to Section 3 (without any interest) or, (ii) the policy's death benefit. Upon receipt of such amount, the Corporation releases the collateral assignment of the policy made by the Trust pursuant to Section 4 of this Agreement.

     (b) When the employee dies, the Trust shall be entitled to receive any amount of the death benefits provided under the policy on the Employee's life in excess of the amount payable to the Corporation under paragraph (a) of this
Section 6. This amount shall be paid under the policy settlement option elected by the Trust.

     7. TERMINATION OF AGREEMENT. This Agreement shall terminate on the occurrence of any of the following events:

     (a) cessation of the Corporation's business;

     (b) written notice given by either party to the other;

     (c) termination of the employment of the Employee;

     (d) bankruptcy, receivership or dissolution of the Corporation;

     (e) upon the election of the aggrieved party if either the Corporation or the Trust fails for any reason to make the contribution required by Section 3 of this Agreement toward payment of any premium due on the policy on the Employee's life acquired pursuant to the terms of this Agreement, provided that any election to terminate this Agreement under this clause must be made within ninety days after the failure to make the required contribution occurs;

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     (f) repayment by the Trust of the contributions made by the Corporation under Section 3 of this Agreement (without interest) of, if less, the policy's then cash value, provided that upon receipt of such repayment the Corporation releases the collateral assignment of the policy made by the Trust pursuant to
Section 4 of this Agreement.

     8. DISPOSITION OF POLICY ON TERMINATION OF AGREEMENT. If this Agreement is terminated under paragraph (a), (b), (c), (d) or (e) of Section 7 of this Agreement, the Trust shall have thirty days in which to repay the Corporation the lesser of (a) the amount which the Corporation has contributed toward payment of the premiums due on the policy (without any interest) or, (b) the policy's then cash value. The Corporation shall take all reasonable steps necessary or desirable to assist the Trust in making the repayment including, but not limited to, consenting to the Trust's borrowing from or encumbering the policy. Upon receipt of this amount, the Corporation shall release the collateral assignment of the policy; if the Trust does not repay such amount, the Corporation may enforce any rights which it has under the collateral assignment of the policy.

     9. INVESTMENT REPRESENTATIONS. The Corporation makes no representations to the Employee or Trust regarding the suitability of the Hartford insurance policy as an investment, its income or estate tax consequences, the tax consequences of this Agreement or the solvency of Hartford. The Corporation further makes no representations that the policy will be sufficient to provide any benefits. The Employee and the Trust are not relying on the Corporation in entering into this Agreement and acknowledge that they have consulted their own tax and financial advisors regarding any and all associated risk factors.

     10. INDIVIDUAL LIABILITY. The only liability of the Trust hereunder is to make the payments specified in Sections 6, 7 and 8 hereof and such liability is limited to the amounts specified in such sections. In addition, such amounts shall be satisfied solely from the policy. The Trust shall have no liability if the policy is insufficient to satisfy such obligations. Neither the Employee, any heirs, beneficiaries or assigns shall have any liability under this Agreement.

     11. INSURANCE COMPANY NOT A PARTY. The Hartford

     (a) shall not be deemed to be a party to this Agreement for any purpose nor in any way responsible for its validity;

     (b) shall not be obligated to inquire as to the distribution of any monies payable or paid by it under the policy on the Employee's life acquired pursuant to the terms of this Agreement;

     (c) shall be fully discharged from any and all liability under the terms of any policy issued by it, which is subject to the terms of this Agreement, upon payment or other performance of its obligations in accordance with the terms of such policy.

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     12. AMENDMENT OF AGREEMENT. This Agreement shall not be modified or amended except by a writing signed by the Corporation and the Trust. This Agreement shall be binding upon the heirs, administrators or executors and the successors and assigns of each party to this Agreement.

     In Witness Whereof, the parties hereto have executed this Agreement as of the date above first written.

                                             Trust

                                             By:________________________________




                                             ROBERT HALF INTERNATIONAL INC.

                                             By:________________________________




Corporate Seal
Attest:

_______________________________
         Secretary